UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2010

SENETEK PLC
(Exact name of Registrant as Specified in its Charter)

England	000-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

831 Latour Court, Suite A
Napa, California  94458
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (707) 226-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.  CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On May 10, 2010, the Company (x) dismissed Macias Gini & O’Connell LLP (“MGO”) as its independent registered public accounting firm and (y) appointed DeCoria Maichel & Teague P.S.  (“DeCoria Maichel”) to serve as the Company’s independent registered public accounting firm.  The decision to dismiss MGO was recommended and approved by the Company’s board of directors.

MGO’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period from January 1, 2010 through May 10, 2010, there were no disagreements between the Company and MGO on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MGO, would have caused MGO to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements.

During the Company’s two most recent fiscal years and subsequent period from January 1, 2010 through May 10, 2010, there were no reportable events as defined by Item 304(a)(1)(v).

The Company has provided MGO with a copy of the foregoing statements and has requested and received from MGO a letter addressed to the Securities and Exchange Commission stating whether or not MGO agrees with the above statements. A copy of the letter from MGO is attached as Exhibit 16.1 to this Form 8-K.

During the two most recent fiscal years and the subsequent interim period from January 1, 2010 through May 10, 2010, neither the Company nor anyone acting on behalf of the Company, consulted DeCoria Maichel & Teague regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

16.1†	Letter from Macias Gini & O’Connell LLP to the Securities and Exchange Commission dated May 14, 2010.

†	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SENETEK PLC

Date: May 14, 2010	By:	/s/ John P. Ryan
John P. Ryan
Chief Executive Officer

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